Exhibit 99.2

Blueprint Medicines Announces Pricing of Public Offering of Shares of Common Stock

Cambridge, Mass., December 7, 2016 – Blueprint Medicines Corporation (NASDAQ: BPMC), a leader in discovering and developing targeted kinase medicines for patients with genomically defined diseases, today announced the pricing of an underwritten public offering of 5,000,000 shares of its common stock at a public offering price of $25.00 per share, before underwriting discounts and commissions. In addition, Blueprint Medicines has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of its common stock at the public offering price, less underwriting discounts and commissions.

Goldman, Sachs & Co., Morgan Stanley and Cowen and Company are acting as joint book-running managers for the offering. JMP Securities and Wedbush PacGrow are acting as co-managers for the offering.  The offering is expected to close on or about December 13, 2016, subject to the satisfaction of customary closing conditions.

A registration statement on Form S-3 (File No. 333-211266) relating to these securities has been previously filed with and declared effective by the Securities and Exchange Commission (SEC). This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and forms a part of the effective registration statement.  A copy of the final prospectus supplement relating to the offering will be filed with the SEC and may be obtained, when available, from Goldman, Sachs & Co. by mail at 200 West Street, New York, New York 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com, from Morgan Stanley & Co. LLC, Attention: Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014and from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by telephone at (631) 274-2806, or by fax at (631) 254-7140.

About Blueprint Medicines

Blueprint Medicines is developing a new generation of targeted and potent kinase medicines to improve the lives of patients with genomically defined diseases. Its approach is rooted in a deep understanding of the genetic blueprint of cancer and other diseases driven by the abnormal activation of kinases. Blueprint Medicines is advancing three programs in clinical development for subsets of patients with gastrointestinal stromal tumors, hepatocellular carcinoma and systemic mastocytosis, as well as multiple programs in research and preclinical development.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Blueprint

Medicines’ anticipated public offering; future expectations, plans and prospects for Blueprint Medicines and the timing of these events; and Blueprint Medicines’ strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as filed with the SEC on November 10, 2016, the prospectus supplement related to the public offering and other filings that Blueprint Medicines may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Contact:

Investor Relations:

Kristin Williams

Blueprint Medicines Corporation

617-714-6674

kwilliams@blueprintmedicines.com

Media Relations:

Rachel Hutman

W2O Group

301-801-5540

rhutman@w2ogroup.com